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AMENDMENT NO. 35 DATED DECEMBER 10, 2020, TO THE proshares trust investment advisory AGREEMENT DATED december 15, 2005, BETWEEN proshares trust proshare advisors llc

SCHEDULE A

TO THE INVESTMENT ADVISORY AGREEMENT

BETWEEN PROSHARES TRUST PROSHARE ADVISORS LLC

As of December 10, 2020

Each Portfolio listed below shall pay the Advisor a fee pursuant to the Investment Advisory Agreement at an annualized rate of 0.75% based on its average daily net assets, as follows:1

FUND NAME

ProShares Ultra S&P500

ProShares Ultra MidCap400

ProShares Ultra Dow30

ProShares Ultra

ProShares Ultra Basic Materials

ProShares Ultra Consumer Goods

ProShares Ultra Consumer Services

ProShares Ultra Financials

ProShares Ultra Health Care

ProShares Ultra Industrials

ProShares Ultra Nasdaq Cloud Computing

ProShares Ultra Nasdaq Cybersecurity

ProShares Ultra Oil & Gas

ProShares Ultra Real Estate

ProShares Ultra Semiconductors

ProShares Ultra Technology

ProShares Ultra Telecommunications

ProShares Ultra Utilities

ProShares Ultra Russell2000

ProShares Ultra SmallCap600

ProShares Ultra MSCI Japan

ProShares Ultra MSCI Emerging Markets

ProShares Ultra MSCI EAFE

ProShares Ultra Nasdaq Biotechnology

ProShares Ultra FTSE China 50

ProShares Ultra 7-10 Year Treasury

ProShares Ultra 20+ Year Treasury

ProShares Ultra High Yield

ProShares Ultra FTSE Europe

ProShares Ultra MSCI Brazil Capped

ProShares Short S&P500

ProShares Short MidCap400

ProShares Short Dow30

ProShares Short

ProShares Short Russell2000

FUND NAME

ProShares Short SmallCap600

ProShares Short Basic Materials

ProShares Short Financials

ProShares Short Oil & Gas

ProShares Short Real Estate

ProShares Short MSCI Emerging Markets

ProShares Short MSCI EAFE

ProShares Short 7-10 Year Treasury

ProShares Short 20+ Year Treasury

ProShares Short High Yield

ProShares Short FTSE China 50

ProShares UltraShort S&P500

ProShares UltraShort MidCap400

ProShares UltraShort Dow30

ProShares UltraShort

ProShares UltraShort Russell2000

ProShares UltraShort SmallCap600

ProShares UltraShort Basic Materials

ProShares UltraShort Consumer Goods

ProShares UltraShort Consumer Services

ProShares UltraShort Financials

ProShares UltraShort Health Care

ProShares UltraShort Industrials

ProShares UltraShort Oil & Gas

ProShares UltraShort Real Estate

ProShares UltraShort Semiconductors

ProShares UltraShort Technology

ProShares UltraShort Utilities

ProShares UltraShort MSCI Japan

ProShares UltraShort MSCI Emerging Markets

ProShares UltraShort MSCI EAFE

ProShares UltraShort Nasdaq Biotechnology

ProShares UltraShort Nasdaq Cloud Computing

ProShares UltraShort Nasdaq Cybersecurity

ProShares UltraShort FTSE China 50

ProShares UltraShort 7-10 Year Treasury

ProShares UltraShort 20+ Year Treasury

ProShares UltraShort FTSE Europe

ProShares UltraShort MSCI Brazil Capped

ProShares UltraPro S&P500

ProShares UltraPro

ProShares UltraPro Dow30

ProShares UltraPro Russell2000

ProShares UltraPro MidCap400

ProShares UltraPro Financial Select Sector

ProShares UltraPro Short S&P500

ProShares UltraPro Short

ProShares UltraPro Short Dow30

ProShares UltraPro Short Russell2000

ProShares UltraPro Short MidCap400

ProShares UltraPro Short 20+ Year Treasury

ProShares UltraPro Short Financial Select Sector

ProShares UltraPro Nasdaq Biotechnology

FUND NAME

ProShares UltraPro Short Nasdaq Biotechnology

ProShares RAFI Long/Short

ProShares Hedge Replication ETF
ProShares Merger ETF

Each Portfolio listed below shall pay the Advisor a fee pursuant to the Investment Advisory Agreement at an annualized rate based on its average daily net assets, as follows:2

FUND NAME	COMPENSATION (at annual rate expressed as a percentage of average daily net assets of each Fund)
ProShares Inflation Expectations ETF	0.55%
ProShares Global Listed Private Equity ETF	0.50%
ProShares Short Term USD Emerging Markets Bond ET	0.50%
ProShares Morningstar Alternatives Solution ETF	0.07%

PROSHARE ADVISORS LLC, a Maryland limited liability company	PROSHARES TRUST, a Delaware statutory trust

By: /s/Michael L. Sapir	By: /s/Todd B. Johnson
Michael L. Sapir Chief Executive Officer	Todd B. Johnson President

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1 All fees are computed daily and paid monthly.

2 All fees are computed daily and paid monthly.